Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-KT of KollagenX Corp. (the "Company") for the period ended February 28, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report") We, Rondell Fletcher as Principal Financial Officer and George Huerta, as Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 9, 2015	By: /s/ Rondell Fletcher
Rondell Fletcher
Principal Financial Officer

By: /s/ George Huerta
George Huerta
Principal Executive Officer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.